THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

ITG, INC. REPORTS THIRD QUARTER 2026 RESULTS
Record third quarter revenue and Adjusted EBITDA exceed outlook; 2026 outlook1 updated to include revenue growth of approximately 37% and Adjusted EBITDA growth of approximately 37%
THIRD QUARTER 2026 HIGHLIGHTS
•Revenue increased 49% year-over-year to $461.5 million
•Net loss attributable to ITG, Inc. of $6.1 million
•Adjusted EBITDA2 increased 64% year-over-year to $64.5 million
•Free Cash Flow2 of $62.8 million versus $26.2 million in Q3 2025
•NTM Backlog3 of $1,539 million as of September 30, 2026, compared to $1,209 million as of September 30, 2025 and $1,517 million as of June 30, 2026, supporting strong revenue visibility
•Strong new order activity, including broadband fiber deployment awards with multiple new customers
•Record levels in the quarter for Revenue, Adjusted EBITDA and NTM Backlog
FORT LAUDERDALE, Fla., November 10, 2026 (GLOBE NEWSWIRE) – ITG, Inc. (Nasdaq: ITG) (“ITG" or "the Company”), a leading provider of end-to-end services to the digital infrastructure industry, today announced financial results for its third quarter ended September 30, 2026.
“Our third quarter results demonstrate the continued strength of the business and our ability to execute efficiently for customers even as activity increased substantially in the period,” said Andy Parrott, Chief Executive Officer of ITG. “Revenue and Adjusted EBITDA reached record levels and exceeded the outlook we provided last quarter. Adjusted EBITDA margin also improved both year-over-year and sequentially, reflecting higher activity levels, improved asset utilization and solid execution by our operating teams.”
“Demand remains broadly healthy across our communications and digital infrastructure markets, with particular strength in broadband wireline infrastructure deployment. We continue to expand our work with both newer and long-standing customers and leverage growth opportunities created by significant customer investment in broadband, network upgrades and data center connectivity. Our broad turnkey services, national operating model and ability to support customers across both new installation and full lifecycle services position us well as a leading service provider for our customers.”
“We enter the fourth quarter with substantial revenue visibility and are actively exploring opportunities for partnerships with new customers, including several new wins confirmed in September. Our priorities remain focused on executing for our customers, converting awarded work into profitable revenue, improving cash conversion and focusing on disciplined capital allocation. Our updated outlook reflects our confidence in the business and our expectations for continued profitable growth,” Mr. Parrott concluded.
1.Statements related to our full-year 2026 financial outlook are forward-looking, and actual results may differ materially. Refer to the “Forward Looking Statements” in the Appendix of this document for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
2.Non-GAAP measure – Refer to the Appendix of this document for discussion of non-GAAP measures, reconciliations of these measures to the most directly comparable U.S. GAAP measure and a discussion of why management believes these non-GAAP measures are useful. As discussed below, ITG is not providing reconciliations of forward-looking non-GAAP measures because such reconciliations are not available without unreasonable effort.
3.Next Twelve Month (NTM) Backlog represents total committed future revenue over the next twelve months supported by executed contracts, historical activity levels, customer guidance, and / or management estimates. Timing for revenue from projects included in NTM Backlog is subject to change based on a number of factors. Actual results may differ materially.

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

2026 FINANCIAL OUTLOOK(1)
(in millions, except margin, effective tax rate, CapEx)

	Q4 2026	YoY Growth(2)	FY 2026	YoY Growth(2)
Revenue	$378	+15%	$1,578	+37%
Adjusted Net Income(3)	NM	NM	NM	NM
Adjusted EBITDA(3)	$51	+31%	$203	+37%
Adjusted EBITDA Margin(3)	13.4%	+170 bps	12.9%	+10 bps
Forecast Assumptions
Effective Tax Rate			NM
CapEx (% of Revenue)			~3.9%
Net Interest Expense			~$72
Depreciation Expense			~$53
Amortization Expense			~$33
Diluted Shares Outstanding			~48.5
_____________________
(1)Statements related to our full-year 2026 financial outlook are forward-looking, and actual results may differ materially. Refer to the “Forward Looking Statements” in the Appendix of this document for information on the factors that could cause our actual results to differ materially from these forward-looking statements.
(2)Represents year-over-year growth compared to the prior year period. “bps” represents basis points of change on percentage data.
(3)Non-GAAP measures – Refer to the Appendix of this document for discussion of non-GAAP measures, reconciliations of these measures to the most directly comparable U.S. GAAP measure and a discussion of why management believes these non-GAAP measures are useful. As discussed below, ITG is not providing reconciliations of forward-looking non-GAAP measures because such reconciliations are not available without unreasonable effort.
THIRD QUARTER 2026 COMMENTARY
ITG has posted its Third Quarter 2026 Commentary on the Investors section of ITG’s website at ir.itgcomm.com. This document provides detailed commentary on ITG's third quarter 2026 financial and operating performance, business trends and outlook and should be reviewed in conjunction with the earnings release and conference call.
CONFERENCE CALL INFORMATION
ITG will host a webcast of its quarterly earnings call to discuss these results on November 11, 2026, at 8:00 a.m. ET, which can be accessed through the Investors section of ITG’s website at ir.itgcomm.com. A replay of the webcast also will be available following the live event.
ABOUT ITG, INC.
ITG is a leading provider of end-to-end services to the communications and digital infrastructure industries throughout the United States. ITG supports the planning, design, construction, operation, maintenance, and expansion of broadband, wireless, data center, utility, and civil infrastructure. With a workforce operating across 49 states, ITG is positioned to build and maintain the digital backbone powering our future.

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

APPENDIX
Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on our management’s beliefs and assumptions and on information currently available to our management. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our revenue, Adjusted Net Income, Adjusted EBITDA and Adjusted EBITDA Margin for the fourth quarter and fiscal year ending December 31, 2026, and our NTM Backlog as of September 30, 2026. Forward-looking statements can be identified by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “predict”, “project”, “seek”, “should”, “will”, “would” or similar expressions and the negatives of those terms. Such statements are not historical facts but rather are based on the Company’s current expectations or beliefs concerning future events. Forward-looking statements involve known and unknown risks, uncertainties and other factors, that may cause our actual results to be materially different from any future results contemplated by the forward-looking statements, including those described in the registration statements and periodic reports the Company files with the Securities and Exchange Commission (the “SEC”), including the Company’s final prospectus dated June 30, 2026 and filed with the SEC on July 2, 2026. Given these uncertainties, you should not place undue reliance on forward-looking statements. Any forward-looking statement speaks only as of the date on which it was made, and the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Company’s registration statements and periodic reports.
Non-GAAP Financial Measures
This press release includes certain financial measures that are not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Free Cash Flow. Management uses these non-GAAP financial measures to evaluate the Company’s operating performance, cash generation, liquidity, leverage profile and ability to execute its strategic priorities. The Company believes these measures provide useful supplemental information to investors in evaluating period-to-period operating performance and financial position.
Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP. These measures may not be comparable to similarly titled measures used by other companies. Reconciliations of each non-GAAP financial measure to the most directly comparable GAAP financial measure are provided below.
The Company is providing guidance for certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Net Income. The Company is not providing quantitative reconciliations of these forward-looking non-GAAP measures to the most directly comparable GAAP measures due to the uncertainty and inherent difficulty of predicting certain items that affect GAAP results, including, as applicable, acquisition-related costs, stock-based compensation, changes in working capital, interest expense, depreciation and amortization, tax impacts, and other items that may be material and difficult to forecast. Accordingly, a reconciliation is not available without unreasonable effort. The variability of these items could have a significant impact on the Company’s future GAAP financial results.

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

FINANCIAL STATEMENTS
ITG Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue	$461,528	$309,174	$1,200,083	$826,966

Cost of Revenue, Excluding Depreciation and Amortization	375,626	252,950	989,273	676,646
Selling, General and Administrative	39,696	20,626	93,409	51,172
Depreciation and Amortization	21,880	15,106	63,319	42,351
Change in Fair Value of Contingent Liabilities	200	1,467	2,386	1,804
	437,402	290,149	1,148,387	771,973
Interest expense	(19,880)	(15,920)	(57,639)	(29,665)
Other expense, net	(1,479)	(1,054)	(3,407)	(3,085)
Income (Loss) Before Provision for Income Taxes	2,767	2,051	(9,350)	22,243
Provision for income taxes	2,239	1,224	1,492	8,237
Net income (loss)	528	827	(10,842)	14,006
Less: net income attributable to non-controlling interests	6,677	—	6,677	—
Net income (loss) attributable to ITG, Inc.	$(6,149)	$827	$(17,519)	$14,006

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

ITG Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, unaudited)

	September 30, 2026	December 31, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$160	$3,719
Accounts receivable, net	183,110	141,314
Contract assets	369,791	222,094
Prepaid expenses and other current assets	29,640	17,310
Total current assets	582,701	384,437
Property and Equipment, Net	177,225	158,492
Operating Lease Right-of-Use Assets	30,332	27,926
Finance Lease Right-of-Use Assets	2,037	3,019
Goodwill	195,038	187,748
Intangible Assets, Net	188,512	211,383
Deferred Tax Assets	45,633	—
Other Long-Term Assets	—	2,832
Total Assets	$1,221,478	$975,837
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$75,107	$41,221
Accrued expenses	66,006	57,245
Current portion of operating lease obligations	11,883	10,969
Current portion of finance lease obligations	1,275	1,221
Current portion of equipment loans	24,902	22,493
Current portion of term loans	—	16,500
Total current liabilities	179,173	149,649
Equipment Loans, Net	85,331	65,804
Revolving Line of Credit	77,000	30,000
Term Loans, Net	411,885	623,463
Operating Lease Obligations, Net	19,170	17,608
Finance Lease Obligations, Net	908	1,905
Payables Pursuant to the Tax Receivable Agreement	50,163	—
Other Long-Term Liabilities	—	7,100
Contingent Liabilities	18,036	20,088
Deferred Tax Liability	15,393	16,475
Total liabilities	857,059	932,092
Commitments and Contingencies

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

	September 30, 2026	December 31, 2025

Equity:
Members' equity	—	43,745
Preferred stock, $0.001 par value; 5,000,000 shares authorized; none issued nor outstanding	—	—
Class A common stock, $0.001 par value; 1,000,000,000 shares authorized; 48,465,158 issued and outstanding as of September 30, 2026	48	—
Class B common stock, $0.001 par value; 200,000,000 shares authorized; 75,712,686 issued and outstanding as of September 30, 2026	76	—
Additional paid-in capital	126,681	—
Retained earnings	3,000	—
Accumulated Other Comprehensive Income	—	—
Total equity attributable to ITG, Inc. / ITG Parent	129,805	43,745
Non-controlling interests	234,614	—
Total equity	364,419	43,745
Total Liabilities and Equity	$1,221,478	$975,837

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

ITG Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash Flows from Operating Activities:
Net (loss) income	$(10,842)	$14,006
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	38,548	21,004
Amortization of intangible assets	24,771	21,347
Amortization/ write-off of discounts and deferred financing costs	9,885	2,266
Amortization of operating right of use assets	12,678	7,171
Deferred income taxes	(2,434)	(3,402)
Loss (gain) on sale of assets	226	(155)
Change in fair value of contingent liabilities	2,386	1,804
Equity-based compensation	12,639	2,751
Changes in assets and liabilities, net of business acquisitions:
Accounts receivable	(32,852)	(18,236)
Contract assets	(147,697)	(30,510)
Prepaid expenses and other current assets	(13,042)	(965)
Accounts payable and accrued expenses	30,984	16,847
Operating lease liabilities	(11,626)	(7,035)
Payments of contingent liabilities	(3,022)	—
Net cash (used in) provided by operating activities	(89,398)	26,893
Cash Flows from Investing Activities:
Purchase of property and equipment	(17,761)	(41,773)
Proceeds from sale of property and equipment	1,666	1,874
Acquisitions, net of cash acquired	(18,440)	(50,921)
Net cash used in investing activities	(34,535)	(90,820)
Cash Flows from Financing Activities:
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	339,309	—
Payments of offering costs	(14,211)	—
Payments of acquisition amounts due to sellers	(5,037)	(15,000)
Payments of contingent liabilities	(1,416)	—
Proceeds from long-term debt	19,056	30,788
Payments on long-term debt	(25,795)	(11,202)
Proceeds from term loans	—	617,750
Payments made on term loans	(237,251)	(291,719)
Proceeds from line of credit	606,000	179,200
Payments made on line of credit	(559,000)	(179,200)
Payments on finance leases	(943)	(379)
Repurchase of units	—	(7,065)

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

Distributions to members	(338)	(226,000)
Payments of debt costs	—	(22,200)
Net cash provided by financing activities	120,374	74,973
Net (decrease) increase in cash and cash equivalents	(3,559)	11,046
Cash and cash equivalents – beginning of period	3,719	7,367
Cash and cash equivalents – end of period	$160	$18,413

Supplemental disclosures of cash flow information:
Cash paid for interest	$57,248	$21,819
Cash paid for taxes, net of refunds	$1,602	$6,407
Supplemental disclosures of noncash investing and financing activity:
Deemed contribution related to tax receivable agreement	$5,883	$—
Recording of deferred tax assets related to ITG Blocker Merger	$33,724	$—
Recording of amounts payable pursuant to tax receivable agreement	$50,163	$—
Accrued capital expenditures	$8,587	$—
ROU liabilities from ROU asset acquisitions	$14,102	$13,153
Measurement period adjustment to goodwill and property and equipment	$2,142	$—
Property and equipment acquired through equipment loans	$28,675	$17,099

THIRD QUARTER 2026 EARNINGS RELEASE November 10, 2026

Non-GAAP Financial Measures & Reconciliations
Adjusted EBITDA and Free Cash Flow Reconciliation
The following table reconciles net income, the most directly comparable financial measure presented in accordance with GAAP, to Adjusted EBITDA and Free Cash Flow, and calculations of Adjusted EBITDA Margin and Free Cash Flow Conversion as follows (in thousands, except percentages):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$528	$827	$(10,842)	$14,006
Interest expense, net	19,880	15,920	57,639	29,665
Income tax expense (benefit)	2,239	1,224	1,492	8,237
Depreciation expense	13,604	7,964	38,548	21,004
Amortization of intangibles	8,276	7,142	24,771	21,347
Other expenses, net	1,479	1,054	3,407	3,085
Equity-based compensation	10,300	1,480	12,639	2,751
Transaction costs(1)	1,292	1,818	5,331	3,438
Restructuring, integration, and business optimization costs(2)	6,744	437	17,730	4,479
Change in fair value of contingent liabilities(3)	200	1,467	2,386	1,804
Adjusted EBITDA	$64,542	$39,333	$153,101	$109,816
Adjusted EBITDA Margin	14.0%	12.7%	12.8%	13.3%
Purchase of property and equipment	$1,792	$13,146	$17,761	$41,773
Free Cash Flow	$62,750	$26,187	$135,340	$68,043
Free Cash Flow Conversion	97.2%	66.6%	88.4%	62.0%
(1)Represents professional, legal and advisory fees incurred in connection with acquisitions completed during the presented period.
(2)Represents non-recurring expenses associated with the restructuring of management positions, start-up costs for new markets and service offerings and exiting locations that we do not expect will impact the go forward operations of the business.
(3)Represents non-recurring earnout amounts accrued to certain sellers in connection with the acquisitions completed during the presented period.

INVESTOR CONTACT
629-282-9862
ir@itgcomm.com